QuickLinks -- Click here to rapidly navigate through this document

Exhibit 23

CONSENT OF INDEPENDENT ACCOUNTANTS

        We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-32139) and Form S-3 (No. 333-64132) of CCC Information Services Group Inc. of our report dated June 28, 2002 relating to the financial statements of CCC Information Services Inc. 401(k) Retirement Savings & Investment Plan, which appears in this Form 11-K.

/s/ PricewaterhouseCoopers LLP

Chicago, Illinois
June 28, 2002

QuickLinks

  Exhibit 23